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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. ______________ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                               JANUS ASPEN SERIES
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

                 151 Detroit Street, Denver, Colorado 80206-4805
                 -----------------------------------------------
                    (Address of Principal Executive Offices)

                                  303-333-3863
                                  ------------
                (Registrant's Telephone No., including Area Code)

 Stephanie Grauerholz-Lofton -- 151 Detroit Street, Denver, Colorado 80206-4805
 ------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

--------------------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         3) Filing Party:

--------------------------------------------------------------------------------
         4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.
SEC 1913 (04-05)

   [ Janus Capital Group letterhead ]


JANUS CONTACT:                                                      July 7, 2008
Shelley Peterson: 303-316-5625
Scott Grace: 303-394-7709
Matthew Jervois: +44 20 7410 1940 (London)



              JANUS ANNOUNCES PLANS TO PURCHASE ADDITIONAL STAKE IN
                    PERKINS, WOLF, MCDONNELL AND COMPANY, LLC

                 JANUS FILES FOR LAUNCH OF LARGE CAP VALUE FUND


DENVER -- Janus Capital Group Inc. (NYSE: JNS) today announced plans to purchase an additional 50% ownership interest in U.S. value manager, Perkins, Wolf, McDonnell and Company, LLC (PWM) for $90 million. Once the pending deal closes later this year, Janus will own 80% of the Chicago-based firm. Acquiring a respected value-oriented investment firm enables the company to offer a more broadly diversified range of investment products and complements Janus' growth and risk-managed product lineup.

Janus also announced plans to launch Janus Adviser Perkins Large Cap Value Fund for U.S. investors in late 2008. The fund, which is based on an existing institutional strategy, will be managed by PWM co-portfolio managers Tom Perkins and Kevin Preloger.

"Perkins has been a key strategic partner for Janus and we have great confidence in its investment professionals and research-driven approach to value investing," said Janus CEO Gary Black. "This agreement is important because it enables Janus to offer our clients a wider range of investment solutions."

The proposed deal includes subadvisory agreements that must be approved by shareholders of the affected funds. Following the acquisition, Perkins, Wolf, McDonnell and Company, LLC will change its name to Perkins Investment Management LLC. In addition, the Janus Mid Cap Value Funds* will change their names to Perkins Mid Cap Value Funds*, Janus Small Cap Value Fund* will be renamed Perkins Small Cap Value Fund* and the Janus Small Company Value Funds will become Perkins Small Company Value Funds.

Outside of the U.S., the PWM-subadvised Janus Capital Funds PLC (JCF) -- Janus US Strategic Value Fund will change its name to JCF Perkins US Strategic Value Fund, subject to board and regulatory approvals.

"This represents the next step in the evolution of our business," said Bob Perkins, CEO of PWM. "We're excited about the increased opportunities and resources that Janus will be able to provide."

The closing of this transaction, which is expected in the fourth quarter of 2008, is subject to customary conditions, including regulatory and fund shareholder approvals.

ABOUT JANUS CAPITAL GROUP INC.

Founded in 1969, Denver-based Janus Capital Group Inc. (Janus) is a recognized leader of growth and risk-managed investment strategies. Our commitment to deliver for investors is rooted in our research-intensive approach and relentless passion to gain a competitive edge.

At the end of March 2008, Janus managed approximately $187.6 billion in assets for more than four million shareholders, clients and institutions around the world. Outside the U.S., Janus has offices in London, Tokyo and Hong Kong. Janus Capital Group includes Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), and Capital Group Partners, Inc. In addition, Janus Capital Group currently owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

ABOUT PERKINS, WOLF, MCDONNELL AND COMPANY, LLC

Perkins, Wolf, McDonnell and Company (PWM) is an asset management firm with a 24-year value investing track record, currently managing more than $10 billion. With its industry experience, intensive research and careful consideration for risk, PWM has established a reputation as a respected value-manager. PWM has been the subadviser to Janus Small Cap Value Fund since its inception in 1987 and Janus Mid Cap Value Fund since its inception in 1998. In 2003, Janus Capital Group Inc. purchased a 30% ownership stake in PWM.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from janus.com. Read it carefully before you invest or send money.

*Janus Small Cap Value Fund -- Investor and Institutional shares and Janus Mid Cap Value Fund -- Institutional shares are closed to new investors.

There is no assurance that the investment process will consistently lead to successful investing.

Janus Mid Cap Value Fund, Janus Small Cap Value Fund and Janus Small Company Value Fund will invest at least 80% of its net assets in the type of securities described by its name.

Janus Adviser Perkins Large Cap Value Fund is not currently available for investment.

Funds distributed by Janus Distributors LLC (06/08)

Janus Capital Funds Plc is a UCITS established under Irish law, with segregated liability between Funds. Investors are warned that they should only make their investments based on the most recent Prospectus which contains information about fees, expenses and risks, which is available from all distributors and paying agents, it should be read carefully. An investment in the Fund may not be suitable for all investors and is not available to all investors in all jurisdictions; it is not available to US persons. Issued by Janus Capital International Limited, authorised and regulated by the Financial Services Authority. In Asia, this document is issued by Janus Capital Asia Limited. This is not a solicitation for the sale of shares and nothing herein is intended to amount to investment advice. Past performance is not a guarantee of future results. The rate of return may vary and the principal value of an investment will fluctuate due to market and foreign exchange movements. Shares, if redeemed, may be worth more or less than their original cost. AJTFM-0608(3)0708 PR

[ Janus Capital Group Letterhead ]

[ insert date ]

Dear Client:

It is my pleasure to share with you that today Janus Capital Group announced plans to purchase an additional 50% ownership interest in U.S. value manager, Perkins, Wolf, McDonnell and Company, LLC ("Perkins"). Once the deal closes Janus will own 80% of the Chicago-based investment firm and the remaining 20% will continue to be primarily held by employees of Perkins.

Perkins has a 24-year history of managing value assets and has been a strategic partner of Janus since 2003, managing the firm's small- and mid-cap value strategies. We have great confidence in its investment professionals and research-driven approach to value investing. We believe the additional investment in Perkins will facilitate the build out of a value franchise that will complement Janus' other equity strategies and enable Janus to offer investors a more broadly diversified range of value-oriented investment products.

To that end, Janus also announced plans to launch Janus Adviser Perkins Large Cap Value Fund later this year. The Fund, base on an existing institutional strategy, will be managed by Perkins co-portfolio managers Tom Perkins and Kevin Preloger.

Importantly, Perkins will continue to be based in Chicago and have discretion over the investment process; we do not expect any material changes to the way the portfolios are managed.

The proposed deal, which is expected to close in the fourth quarter of 2008, is subject to the approval of new sub-advisory agreements and amended and restated investment advisory agreements by shareholders of the portfolios. As such, we anticipate filing preliminary proxy statements with the SEC on or about July 7, 2008 that would seek shareholder approval of the new or amended agreements as applicable. For your convenience we've attached a chart summarizing the proposals shareholders are being asked to approve and the resulting changes once the deal closes.

We consider it a privilege to manage your money and appreciate the continued confidence you've placed in Janus. If you have questions regarding the pending transaction or the resulting proposals, please contact a Janus representative at 1-877-33JANUS (52687).

Kind regards,

/s/ Gary Black
CEO, Janus Capital Group

PLEASE CONSIDER THE CHARGES, RISKS, EXPENSES AND INVESTMENT OBJECTIVES CAREFULLY BEFORE INVESTING OR RECOMMENDING TO CLIENTS FOR INVESTMENT. FOR A PROSPECTUS CONTAINING THIS AND OTHER INFORMATION, PLEASE CALL JANUS AT 1-877-33JANUS (52687) OR DOWNLOAD THE FILE FROM JANUS.COM/INFO. READ IT CAREFULLY BEFORE YOU OR YOUR CLIENTS INVEST OR SEND MONEY.

Information concerning persons who may be considered participants in the solicitation of shareholders is set forth in the preliminary Proxy Statement(s) filed on Schedule 14A with the Securities and Exchange Commission (the "SEC") on July 7, 2008, and available at the SEC's website at http://www.sec.gov.

Janus plans to file definitive proxy statement(s) with the SEC regarding the proposed changes. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT(S) WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement(s) (when available) and other documents filed by Janus with the SEC at the SEC's website at http://www.sec.gov. Free copies of the Proxy Statement(s), once available, may also be obtained from Janus at www.janus.com.

There is no assurance that the investment process will consistently lead to successful investing.

Janus Adviser Perkins Large Cap Value Fund is not currently available for investment.

Funds distributed by Janus Distributors LLC, 151 Detroit Street, Denver, CO 80206 (06/08)

FOR INSTITUTIONAL INVESTOR USE ONLY / NOT FOR PUBLIC VIEWING OR DISTRIBUTION C-0608-180 1-15-09

[ Janus Capital Group Letterhead ]

[ insert date ]

Dear Client:

It is my pleasure to share with you that today Janus Capital Group announced plans to purchase an additional 50% ownership interest in U.S. value manager, Perkins, Wolf, McDonnell and Company, LLC ("Perkins"). Once the deal closes Janus will own 80% of the Chicago-based investment firm and the remaining 20% will continue to be primarily held by employees of Perkins.

Perkins has a 24-year history of managing value assets and has been a strategic partner of Janus since 2003, managing the firm's small- and mid-cap value strategies. We have great confidence in its investment professionals and research-driven approach to value investing. We believe the additional investment in Perkins will facilitate the build out of a value franchise that will complement Janus' other equity strategies and enable Janus to offer investors a more broadly diversified range of value-oriented investment products.

In addition to the Perkins small cap and mid cap value strategies currently available, Janus and Perkins have announced plans to formally launch the Perkins Large Cap Value Strategy. Additionally, we plan to launch the Janus Adviser Perkins Large Cap Value Fund later this year. The Fund, based on the existing Perkins institutional strategy, will be managed by Perkins co-portfolio managers Tom Perkins and Kevin Preloger.

Importantly, Perkins will continue to be based in Chicago and have discretion over the investment process; we do not expect any material changes to the way the portfolios are managed.

The proposed deal, which is expected to close in the fourth quarter of 2008, is subject to the approval of new sub-advisory agreements and amended and restated investment advisory agreements by shareholders of the portfolios. As such, we anticipate filing preliminary proxy statements with the SEC on or about July 7, 2008 that would seek shareholder approval of the new or amended agreements as applicable. For your convenience we've attached a chart summarizing the proposals shareholders are being asked to approve and the resulting changes once the deal closes.

We consider it a privilege to manage your money and appreciate the continued confidence you've placed in Janus. If you have questions regarding the pending transaction or the resulting proposals, please contact a JanusINTECH Institutional representative at 1-800-227-0486 or respond to this email.

Kind regards,

/s/ Gary Black
CEO, Janus Capital Group

PLEASE CONSIDER THE CHARGES, RISKS, EXPENSES AND INVESTMENT OBJECTIVES CAREFULLY BEFORE INVESTING OR RECOMMENDING TO CLIENTS FOR INVESTMENT. FOR A PROSPECTUS CONTAINING THIS AND OTHER INFORMATION, PLEASE CALL JANUSINTECH INSTITUTIONAL AT 1-800-227-0486 OR DOWNLOAD THE FILE FROM JANUSINTECH.COM. READ IT CAREFULLY BEFORE YOU OR YOUR CLIENTS INVEST OR SEND MONEY.

Information concerning persons who may be considered participants in the solicitation of shareholders is set forth in the preliminary Proxy Statement(s) filed on Schedule 14A with the Securities and Exchange Commission (the "SEC") on July 7, 2008, and available at the SEC's website at http://www.sec.gov.

Janus plans to file definitive proxy statement(s) with the SEC regarding the proposed changes. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT(S) WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement(s) (when available) and other documents filed by Janus with the SEC at the SEC's website at http://www.sec.gov. Free copies of the Proxy Statement(s), once available, may also be obtained from Janus at www.janus.com.

There is no assurance that the investment process will consistently lead to successful investing.

JanusINTECH Institutional is the institutional business arm of Janus Capital Group; Janus Capital Management, LLC, INTECH and Perkins, Wolf, McDonnell and Company LLC, indirect subsidiaries of Janus Capital Group Inc, serve as investment advisers.

Janus Adviser Perkins Large Cap Value Fund is not currently available for investment.

Funds distributed by Janus Distributors LLC, 151 Detroit Street, Denver, CO 80206 (06/08)

FOR INSTITUTIONAL INVESTOR USE ONLY / NOT FOR PUBLIC VIEWING OR DISTRIBUTION C-0608-180 1-15-09

JANUS PROXY SUMMARY                                                    July 2008

Janus submitted a series of filings to the SEC associated with our intention to increase our ownership interest in Perkins, Wolf, McDonnell and Company, LLC ("Perkins") from 30% to 80%. Below is a summary of these filings.


                                                                                                              Amended
                                                                                                            investment
                                                          New                  Addition of a                 advisory
                                                      subadvisory             performance fee                agreement
Proxies filed with the SEC                             agreement              to Fund's annual             between Janus
that shareholders will be                            between Janus             fund operating                   and
asked to approve:                                     and Perkins                 expenses                   the Fund
-------------------------------------------------------------------------------------------------------------------------------

Janus Adviser Small Company Value Fund                     x                         x                           x
-------------------------------------------------------------------------------------------------------------------------------

Janus Aspen Small Company Value Portfolio                  x                         x                           x
-------------------------------------------------------------------------------------------------------------------------------
Janus Small Cap Value Fund*                                x                         x                           x
-------------------------------------------------------------------------------------------------------------------------------
Janus Mid Cap Value Fund*                                  x                         -                           x
-------------------------------------------------------------------------------------------------------------------------------
Janus Adviser Mid Cap Value Fund                           x                         -                           x
-------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Mid Cap Value Portfolio                        x                         -                           x
-------------------------------------------------------------------------------------------------------------------------------
Janus/Perkins Mid Cap Value Managed Account                -                         -                           -
-------------------------------------------------------------------------------------------------------------------------------

Below is what you can expect following the transaction:

                              Current                                             After Transaction
------------------------------------------------------------------------------------------------------------------------------------

Janus ownership
interest in Perkins           30%                                                 80%
------------------------------------------------------------------------------------------------------------------------------------
Firm name                     Perkins, Wolf, McDonnell and Company, LLC           Perkins Investment Management LLC
------------------------------------------------------------------------------------------------------------------------------------
Names of Small Cap
Value strategies              Janus Small Cap Value Fund*                         Perkins Small Cap Value Fund*
------------------------------------------------------------------------------------------------------------------------------------
                              Janus Adviser Small Company Value Fund              Janus Adviser Perkins Small Company Value Fund
                              ------------------------------------------------------------------------------------------------------
                              Janus Aspen Small Company Value Portfolio           Janus Aspen Perkins Small Company Value Portfolio
------------------------------------------------------------------------------------------------------------------------------------
Names of Mid Cap Value
strategies                    Janus Mid Cap Value Fund*                           Perkins Mid Cap Value Fund*
------------------------------------------------------------------------------------------------------------------------------------
                              Janus Adviser Mid Cap Value Fund                    Janus Adviser Perkins Mid Cap Value Fund
------------------------------------------------------------------------------------------------------------------------------------
                              Janus Aspen Mid Cap Value Portfolio                 Janus Aspen Perkins Mid Cap Value Portfolio
------------------------------------------------------------------------------------------------------------------------------------
New products                  -                                                   Janus Adviser Perkins Large Cap Value Fund
------------------------------------------------------------------------------------------------------------------------------------

PLEASE CONSIDER THE CHARGES, RISKS, EXPENSES AND INVESTMENT OBJECTIVES CAREFULLY BEFORE INVESTING OR RECOMMENDING TO CLIENTS FOR INVESTMENT. FOR A PROSPECTUS CONTAINING THIS AND OTHER INFORMATION, PLEASE CALL JANUS AT 1-877-33JANUS (52687) OR JANUSINTECH INSTITUTIONAL AT 1-800-227-0486. READ IT CAREFULLY BEFORE YOU OR YOUR CLIENTS INVEST OR SEND MONEY.

Information concerning persons who may be considered participants in the solicitation of shareholders is set forth in the preliminary Proxy Statement(s) filed on Schedule 14A with the Securities and Exchange Commission (the "SEC") on July 7, 2008 and available at the SEC's website at http://www.sec.gov.

Janus plans to file definitive proxy statement(s) with the SEC regarding the proposed changes. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT(S) WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement(s) (when available) and other documents filed by Janus with the SEC at the SEC's website at http://www.sec.gov. Free copies of the Proxy Statement(s), once available, may also be obtained from Janus at www.janus.com.

*The investor and institutional shares of Janus Small Cap Value Fund (Perkins Small Cap Value Fund) and the institutional shares of Janus Mid Cap Value Fund (Perkins Mid Cap Value Fund) are closed to new investors.

JanusINTECH is the intermediary and institutional business arm of Janus Capital Group; Janus Capital Management, LLC serves as the investment adviser, and on certain products, and Perkins, Wolf, McDonnell and Company, LLC serves as the sub-adviser.

Janus Adviser Perkins Large Cap Value Fund is not currently available for investment.

Funds distributed by Janus Distributors LLC (7/08)

FOR INSTITUTIONAL INVESTOR USE ONLY/NOT FOR PUBLIC VIEWING OR DISTRIBUTION [JANUS LOGO]